Exhibit 99.1
Playboy to Repurchase 16.6 Million Shares at 28% Discount to Market Value
Opportunistic Buyback of Fortress’s Entire Position Represents Nearly 15% of Outstanding Shares
Negotiated Payment Schedule Through Year End Preserves Balance Sheet Flexibility and is Immediately Accretive to EPS
Remaining Purchase Price is Backstopped through Commitments from Rizvi Traverse and Byborg
LOS ANGELES, CA — June 22, 2026 — Playboy, Inc. (NASDAQ: PLBY) (the “Company” or “Playboy”), a global pleasure and leisure company, today announced that, on June 18, 2026, it entered into a definitive agreement to repurchase approximately 16.6 million shares of its common stock — the entire equity position held by funds managed by affiliates of Fortress Investment Group (“Fortress”) — at a fixed price of $1.05 per share, for total consideration of approximately $17.4 million.
Ben Kohn, CEO of Playboy, said: “We have one of the largest and most valuable brands in the world and one that would be nearly impossible to replicate today. We have continued to improve operating performance with five consecutive quarters of positive adjusted EBITDA, have a clear plan to drive meaningful growth moving forward through our four revenue lines. We believe the intrinsic value of the Company is considerably higher than today’s price and therefore this was an extremely compelling capital opportunity, and we moved decisively to seize it. In one privately negotiated transaction, we have agreed to repurchase nearly 15% of our total shares outstanding at a meaningful discount to today’s market value. The transaction is immediately accretive to earnings per share.
“We funded the first purchase with cash from our balance sheet, and based on operating performance plan to use cash from our balance sheet as well as other financing means to fund the balance. In addition, the deal is fully backstopped with commitments from our two largest stockholders, and I am thankful for their continued support of the Company.”
Under the terms of the agreement, Playboy paid $2.0 million at execution and will pay the remaining approximately $15.4 million in three scheduled installments through December 31, 2026, at a fixed price of $1.05 per share. The Company may accelerate purchases at any time at its discretion. During the term of the agreement, Fortress has agreed not to sell, transfer, or otherwise dispose of the shares subject to the agreement. The agreement is fully backstopped by an affiliate of Rizvi Traverse Management, LLC and The Million S.a.r.l. (an affiliate of Byborg Enterprises SA), who have agreed to purchase the shares directly from Fortress, pro rata based on their current Playboy stockholdings, to the extent the Company does not.
Fortress’s decision to sell the shares does not impact Playboy’s business, strategy or prospects. The negotiated structure provides Fortress with a certain and efficient exit for a position of this scale, while eliminating the risk and impact of the 16.6 million shares being sold on the open market.
Mr. Kohn continued: “This agreement is a win for both sides. Together we structured a transaction that gives Fortress a clean, orderly exit while delivering extraordinary value to our shareholders. We thank the Fortress team for their years of partnership and support.”
The transaction follows a recent cadence of operational execution by the Company — including 5 consecutive quarters of positive adjusted EBITDA, the Byborg licensing deal, the landmark China joint venture with United Trademark Group and the accelerated paydown of senior debt — that have strengthened Playboy’s operating performance and balance sheet and positioned the Company to create value for shareholders.

About Playboy, Inc.
Playboy (Nasdaq: PLBY) is a global pleasure and leisure company, built on one of the most globally recognized brands. By leveraging its iconic intellectual property, Playboy pursues an asset-light model across licensing, digital content, consumer products and experiential offerings, helping consumers worldwide to live more fulfilling lives. To learn more, please visit https://investors.playboy.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the share repurchase transaction described herein, including the Company’s ability to fund and complete the scheduled installment payments, the expected sources of funding, the net impact on outstanding shares, and the expected benefits of the transaction to shareholders.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) risks related to the Company’s ability to fund and complete the scheduled repurchase payments; (2) the risk that the stockholders providing the backstop will fail to fund and complete the scheduled repurchase payments; (3) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (4) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (5) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (6) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, tariffs, foreign currency exchange rates or other economic, business, and/or competitive factors; (9) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (10) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (11) changing demand or shopping patterns for the Company’s products and services; (12) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (13) the Company’s high concentration of licensing revenue from a small number of licensees; (14) the Company’s ability to comply with the terms of its indebtedness and other obligations; (15) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (16) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contact
Lucas A. Zimmerman
Managing Director
MZ Group – MZ North America
+1 (949) 259-4987
PLBY@mzgroup.us